Financial Statements

                     Fiberchem, Inc. 401(K) Savings Plan

                          December 31, 1993 and 1992











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FIBERCHEM, INC. 401(K) PLAN AND TRUST


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                           December 31        December 31
                                               1993               1992
ASSETS
 Hanna Stock Fund                           $125,370            $     -
 Wells Fargo Collective Investment Funds     681,159            477,671
                                           ----------         ----------
                    TOTAL INVESTMENTS        806,529            477,671

Receivables:
 Employer and employee contributions               -             39,991
 Loans receivable                             12,477                  -
                                           ----------         ----------
    NET ASSETS AVAILABLE FOR PLAN BENEFITS  $819,006           $517,662
                                           ==========         ==========





See notes to financial statements.

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FIBERCHEM, INC. 401(K) PLAN AND TRUST


STATEMENT OF CHANGES IN NET ASSETS
AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                                Three-Way                  S&P          US
                                                  Asset      Growth        500       Treasury      Money     Wellsfunds
                                      Sweep     Allocation    Stock       Stock     Allocation    Market       Asset
                                     Account      Fund        Fund        Fund         Fund        Fund      Allocation
                                    ---------   ---------   ---------   ---------   ----------   ---------   ----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992    $517,622          $0          $0          $0           $0          $0           $0

Investment Income:
   Interest                            3,770                                                        1,061
   Mutual fund income                                                                                           10,438
   Gain on sale of investments                    13,419       3,957         798        1,293                      782
   Unrealized appreciation of
      investments                                                                                                8,498
                                    ---------   ---------   ---------   ---------   ----------   ---------   ----------
                                       3,770      13,419       3,957         798        1,293       1,061       19,718

Contributions:
   Employees                            (156)     65,415      18,271       4,979        5,911      37,693       77,109
   Employer contributions                          7,377       1,947         743          540         438
   Reverse 1992 receivable           (39,991)
                                    ---------   ---------   ---------   ---------   ----------   ---------   ----------
                                     (40,147)     72,792      20,218       5,722        6,451      38,131       77,109
Distributions to employees
   partially and wholly with-
   drawn from the plan                (2,371)     (1,634)     (1,617)     (1,604)         (25)    (30,005)        (211)

Net transfers (from) to other
   funds                            (478,874)    (84,577)    (22,558)     (4,916)      (7,719)     (9,187)     322,303

                                    ---------   ---------   ---------   ---------   ----------   ---------   ----------
       NET ADDITIONS                (517,622)          0           0           0            0           0      418,919

                                    ---------   ---------   ---------   ---------   ----------   ---------   ----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993          $0          $0          $0          $0           $0          $0     $418,919
                                    =========   =========   =========   =========   ==========   =========   ==========





                                      Wellsfunds   Wellsfunds    Wellsfunds    Wellsfunds     Hanna
                                        Growth        Money          S&P        Treasury      Stock
                                        Stock        Market          500       Allocation     Fund        Loans        Total
                                      ----------   -----------   -----------   ----------   ---------   ---------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992             $0            $0            $0           $0          $0          $0       $517,622

Investment Income:
   Interest                                                                                                  276          5,107
   Mutual fund income                     4,225           394           624        1,983                                 17,664
   Gain on sale of investments              500                         212           79         402                     21,442
   Unrealized appreciation of
      investments                        11,097                       1,550         (484)     14,978                     35,639
                                      ----------   -----------   -----------   ----------   ---------   ---------   ------------
                                         15,822           394         2,386        1,578      15,380         276         79,852

Contributions:
   Employees                             21,349         6,771         8,302        7,143      39,212                    291,999
   Employer contributions                                                                     14,497                     25,542
   Reverse 1992 receivable                                                                                              (39,991)
                                      ----------   -----------   -----------   ----------   ---------   ---------   ------------
                                         21,349         6,771         8,302        7,143      53,709           0        277,550
Distributions to employees
   partially and wholly with-
   drawn from the plan                   (3,455)       (5,219)       (3,804)      (2,804)     (3,269)                   (56,018)

Net transfers (from) to other
   funds                                111,543        27,905        44,432       29,897      59,550      12,201              0

                                      ----------   -----------   -----------   ----------   ---------   ---------   ------------
       NET ADDITIONS                    145,259        29,851        51,316       35,814     125,370      12,477        301,384

                                      ----------   -----------   -----------   ----------   ---------   ---------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993       $145,259       $29,851       $51,316      $35,814    $125,370     $12,477       $819,006
                                      ==========   ===========   ===========   ==========   =========   =========   ===========

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